EXHIBIT (99)(a)

NEWS RELEASE
July 24, 2017
Contact:	Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS
Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported second quarter and year to date earnings results with highlights as follows:

Second quarter highlights:

•
Net earnings were $2.8 million or $0.52 basic net earnings per share and $0.51 diluted net earnings per share for the three months ended June 30, 2017, as compared to $3.0 million or $0.54 basic net earnings per share and $0.53 diluted net earnings per share for the same period one year ago.

Year to date highlights:

•
Net earnings were $5.0 million or $0.92 basic net earnings per share and $0.91 diluted net earnings per share for the three months ended June 30, 2017, as compared to $5.4 million or $0.98 basic net earnings per share and $0.97 diluted net earnings per share for the same period one year ago.

•	Non-performing assets declined to $4.7 million or 0.4% of total assets at June 30, 2017, compared to $6.2 million or 0.6% of total assets at June 30, 2016.
•	Total loans increased $43.0 million to $745.0 million at June 30, 2017, compared to $702.0 million at June 30, 2016.
•	Core deposits were $869.3 million or 97.4% of total deposits at June 30, 2017, compared to $815.0 million or 96.9% of total deposits at June 30, 2016.
Lance A. Sellers, President and Chief Executive Officer, attributed the decrease in second quarter net earnings to an increase in the provision for loan losses, a decrease in non-interest income and an increase in non-interest expense, which were partially offset by an increase in net interest income during the three months ended June 30, 2017, as compared to the three months ended June 30, 2016.
Net interest income was $9.8 million for the three months ended June 30, 2017, compared to $9.0 million for the three months ended June 30, 2016.  The increase in net interest income was primarily due to a $646,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 0.75% increase in the prime rate since June 2016, combined with a $191,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balance of Federal Home Loan Bank borrowings during the three months ended June 30, 2017, as compared to the same period one year ago.  Net interest income after the provision for loan losses was $9.8 million for the three months ended June 30, 2017, compared to $9.5 million for the three months ended June 30, 2016.  The provision for loan losses for the three months ended June 30, 2017 was an expense of $49,000, as compared to a credit of $531,000 for the three months ended June 30, 2016.  The increase in the provision for loan losses is primarily attributable to a $43.0 million increase in loans from June 30, 2016 to June 30, 2017.
Non-interest income was $3.3 million for the three months ended June 30, 2017, compared to $3.6 million for the three months ended June 30, 2016.  The decrease in non-interest income is primarily attributable to a $324,000 decrease in gains on the sale of securities during the three months ended June 30, 2017, compared to the same period one year ago.

Non-interest expense was $9.3 million for the three months ended June 30, 2017, compared to $9.1 million for the three months ended June 30, 2016.  The increase in non-interest expense was primarily due to a $167,000 increase in salaries and benefits expense and a $94,000 increase in other non-interest expense, which was partially offset by a $35,000 decrease in occupancy expense during the three months ended June 30, 2017, as compared to the three months ended June 30, 2016.  The increase in salaries and benefits expense is primarily due to an increase in the number of full-time equivalent employees and annual salary increases.  The increase in other non-interest expense is primarily due to increases in advertising expenses and legal fees, which were partially offset by a decrease in consulting fees during the three months ended June 30, 2017, as compared to the three months ended June 30, 2016.
Year-to-date net earnings as of  June 30, 2017 were $5.0 million or $0.92 basic net earnings per share and $0.91 diluted net earnings per share, as compared to $5.4 million or $0.98 basic net earnings per share and $0.97 diluted net earnings per share for the same period one year ago.  The decrease in year-to-date net earnings is primarily attributable to a decrease in the credit to the provision for loan losses, a decrease in non-interest income and an increase in non-interest expense, which were partially offset by an increase in net interest income, as discussed below.
Year-to-date net interest income as of June 30, 2017 was $19.3 million compared to $18.1 million for same period one year ago.  The increase in net interest income was primarily due to a $805,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 0.75% increase in the prime rate since June 2016, combined with a $402,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balance of  FHLB borrowings during the six months ended June 30, 2017, as compared to the same period one year ago.  Net interest income after the provision for loan losses was $19.5 million for the six months ended June 30, 2017, compared to $18.8 million for the same period one year ago.  The provision for loan losses for the six months ended June 30, 2017 was a credit of $187,000, as compared to a credit of $748,000 for the six months ended June 30, 2016.  The decrease in the credit to the provision for loan losses is primarily attributable to a $43.0 million increase in loans from June 30, 2016 to June 30, 2017.
Non-interest income was $6.2 million for the six months ended June 30, 2017, compared to $6.9 million for the six months ended June 30, 2016.  The decrease in non-interest income is primarily attributable to a $324,000 decrease in gains on the sale of securities, a $162,000 decrease in service charges and fees and a $290,000 decrease in miscellaneous non-interest income during the six months ended June 30, 2017, as compared to the six months ended June 30, 2016.
Non-interest expense was $19.1 million for the six months ended June 30, 2017, as compared to $18.6 million for the six months ended June 30, 2016.  The increase in non-interest expense was primarily due to a $820,000 increase in salaries and benefits expense, which was partially offset by a $176,000 decrease in occupancy expense and a $115,000 decrease in other non-interest expense, during the six months ended June 30, 2017, as compared to the six months ended June 30, 2016.  The increase in salaries and benefits expense is primarily due to an increase in the number of full-time equivalent employees, annual salary increases and an increase in expenses associated with restricted stock units due to an increase in the Company's stock price.  The decrease in occupancy expense is primarily due to a reduction in depreciation expense during the six months ended June 30, 2017, as compared to the six months ended June 30, 2016.  The decrease in other non-interest expense is primarily due to a decrease in consulting fees during the six months ended June 30, 2017, as compared to the six months ended June 30, 2016 due to a reduction in expenses associated with the consent order issued in August 2015.  The Bank continues to make progress in addressing the issues identified in the consent order and expects that it will be able to undertake and implement all required actions within the time periods specified in the consent order.
Total assets were $1.1 billion as of June 30, 2017 and 2016.  Available for sale securities were $241.3 million as of June 30, 2017, compared to $265.1 million as of June 30, 2016.  Total loans were $745.0 million as of June 30, 2017, compared to $702.0 million as of June 30, 2016.

Non-performing assets declined to $4.7 million or 0.4% of total assets at June 30, 2017, compared to $6.2 million or 0.6% of total assets at June 30, 2016.  The decline in non-performing assets is primarily due to a $1.3 million decrease in non-accrual loans.  Non-performing loans include $4.4 million in commercial and residential mortgage loans, $18,000 in acquisition, development and construction ("AD&C") loans and $269,000 in other loans at June 30, 2017, as compared to $5.8 million in commercial and residential mortgage loans, $36,000 in AD&C loans and $184,000 in other loans at June 30, 2016.
The allowance for loan losses at June 30, 2017 was $7.2 million or 0.96% of total loans, compared to $8.5 million or 1.2% of total loans at June 30, 2016.  Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.
Deposits were $892.5 million at June 30, 2017, compared to $841.4 million at June 30, 2016.  Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, increased $54.3 million to $869.3 million at June 30, 2017, as compared to $815.0 million at June 30, 2016.  Certificates of deposit in amounts of $250,000 or more totaled $22.5 million at June 30, 2017, as compared to $25.7 million at June 30, 2016.
Securities sold under agreements to repurchase were $50.0 million at June 30, 2017, as compared to $42.7 million at June 30, 2016.
Shareholders' equity was $113.9 million, or 10.3% of total assets, as of June 30, 2017, compared to $111.8 million, or 10.4% of total assets, as of June 30, 2016.  The increase in shareholders' equity is primarily due to an increase in retained earnings due to net income, which was partially offset by a decrease in accumulated other comprehensive income resulting from a decrease in unrealized gain on investment securities.
Peoples Bank operates 19 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties.  Peoples Bank also operates loan production offices in Lincoln and Durham Counties.  The Company's common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol "PEBK."

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995.  These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared.  These statements can be identified by the use of words like "expect," "anticipate," "estimate," and "believe," variations of these words and other similar expressions.  Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements.  Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company's other filings with the Securities and Exchange Commission,  including but not limited to those described in the Company's annual report on Form 10-K for the year ended December 31, 2016.

CONSOLIDATED BALANCE SHEETS
June 30, 2017, December 31, 2016 and June 30, 2016
(Dollars in thousands)

	June 30, 2017	December 31, 2016	June 30, 2016
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$54,100	$53,613	$47,524
Interest-bearing deposits	20,955	16,481	17,150
Cash and cash equivalents	75,055	70,094	64,674

Investment securities available for sale	241,320	249,946	265,114
Other investments	2,680	2,635	3,634
Total securities	244,000	252,581	268,748

Mortgage loans held for sale	3,513	5,709	3,024

Loans	745,038	723,811	702,031
Less: Allowance for loan losses	(7,167)	(7,550)	(8,540)
Net loans	737,871	716,261	693,491

Premises and equipment, net	19,385	16,452	16,209
Cash surrender value of life insurance	15,351	14,952	14,753
Accrued interest receivable and other assets	11,809	11,942	9,450
Total assets	$1,106,984	$1,087,991	$1,070,349

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$276,614	$271,851	$238,542
NOW, MMDA & savings	483,440	477,054	452,247
Time, $250,000 or more	22,462	26,771	25,675
Other time	109,969	117,242	124,936
Total deposits	892,485	892,918	841,400

Securities sold under agreements to repurchase	49,977	36,434	42,715
FHLB borrowings	20,000	20,000	43,500
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	9,971	10,592	10,331
Total liabilities	993,052	980,563	958,565

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,448,454 shares at 6/30/17; 5,417,800 shares at
12/31/16 and 5,510,538 shares at 6/30/16	45,039	44,187	46,171
Retained earnings	63,954	60,254	57,594
Accumulated other comprehensive income	4,939	2,987	8,019
Total shareholders' equity	113,932	107,428	111,784

Total liabilities and shareholders' equity	$1,106,984	$1,087,991	$1,070,349

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2017 and 2016
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,689	$7,973	$16,969	$15,996
Interest on due from banks	48	18	78	35
Interest on investment securities:
U.S. Government sponsored enterprises	613	649	1,217	1,307
State and political subdivisions	1,067	1,118	2,151	2,245
Other	44	57	110	137
Total interest income	10,461	9,815	20,525	19,720

INTEREST EXPENSE:
NOW, MMDA & savings deposits	143	121	275	241
Time deposits	120	148	248	310
FHLB borrowings	201	416	393	822
Junior subordinated debentures	145	118	280	231
Other	13	10	24	18
Total interest expense	622	813	1,220	1,622

NET INTEREST INCOME	9,839	9,002	19,305	18,098
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	49	(531)	(187)	(748)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	9,790	9,533	19,492	18,846

NON-INTEREST INCOME:
Service charges	1,094	1,087	2,200	2,128
Other service charges and fees	147	202	302	536
Gain on sale of securities	-	324	-	324
Mortgage banking income	319	292	665	661
Insurance and brokerage commissions	179	156	347	314
Miscellaneous	1,542	1,511	2,643	2,933
Total non-interest income	3,281	3,572	6,157	6,896

NON-INTEREST EXPENSES:
Salaries and employee benefits	4,871	4,704	10,105	9,285
Occupancy	1,699	1,734	3,312	3,488
Other	2,765	2,671	5,713	5,828
Total non-interest expense	9,335	9,109	19,130	18,601

EARNINGS BEFORE INCOME TAXES	3,736	3,996	6,519	7,141
INCOME TAXES	925	1,032	1,503	1,723

NET EARNINGS	$2,811	$2,964	$5,016	$5,418

PER SHARE AMOUNTS
Basic net earnings	$0.52	$0.54	$0.92	$0.98
Diluted net earnings	$0.51	$0.53	$0.91	$0.97
Cash dividends	$0.12	$0.10	$0.24	$0.18
Book value	$20.91	$20.29	$20.91	$20.29

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2017 and 2016
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$236,041	$253,226	$238,405	$255,074
Loans	743,275	693,238	736,413	692,536
Earning assets	1,001,652	965,846	995,293	966,895
Assets	1,101,284	1,059,550	1,093,917	1,053,282
Deposits	897,041	844,369	893,740	841,677
Shareholders' equity	112,280	111,130	111,741	111,066

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.16%	3.99%	4.13%	4.00%
Return on average assets	1.02%	1.13%	0.92%	1.03%
Return on average shareholders' equity	10.04%	10.73%	9.05%	9.81%
Shareholders' equity to total assets (period end)	10.29%	10.44%	10.29%	10.44%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$7,263	$9,116	$7,550	$9,589
Provision for loan losses	49	(531)	(187)	(748)
Charge-offs	(198)	(186)	(329)	(508)
Recoveries	53	141	133	207
Balance, end of period	$7,167	$8,540	$7,167	$8,540

ASSET QUALITY:
Non-accrual loans			$4,645	$5,985
90 days past due and still accruing			55	-
Other real estate owned			-	235
Total non-performing assets			$4,700	$6,220
Non-performing assets to total assets			0.42%	0.58%
Allowance for loan losses to non-performing assets			152.49%	137.30%
Allowance for loan losses to total loans			0.96%	1.22%

LOAN RISK GRADE ANALYSIS:
	Percentage of Loans
	By Risk Grade
	6/30/2017	6/30/2016
Risk Grade 1 (excellent quality)	1.19%	1.49%
Risk Grade 2 (high quality)	25.08%	25.22%
Risk Grade 3 (good quality)	60.22%	54.87%
Risk Grade 4 (management attention)	9.21%	13.26%
Risk Grade 5 (watch)	2.80%	2.81%
Risk Grade 6 (substandard)	1.20%	2.04%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At June 30, 2017, including non-accrual loans, there were four relationships exceeding $1.0 million in the Watch risk grade (which totaled $7.2 million) and one relationship exceeding $1.0 million in the Substandard risk grade (which totaled $1.0 million).

(END)